AGREEMENT

2/3/00

This Agreement states that eConnect has agreed to issue 100,000
SB2 shares of free trading stock to Burbank Coach Works as payment for the co-branding of the eConnect logo at the 24 hours
HSR series at the February 4th and February 5th Daytona
International Raceway.

The eConnect name shall be displayed on the front end and on the sides of a Porsche 935 and shall also be displayed on the tractor-trailer. Photos of the event shall be provided to eConnect.


/s/  Thomas S. Hughes                 /s/  Ray Torres
Thomas S. Hughes                      Ray Torres
Chairman & CEO, eConnect              President, Burbank Coach Works